Exhibit 9(b)



                                 Citibank, N.A.
                          425 Park Avenue, 22nd Floor
                            New York, New York 10043


                                November 1, 1998

Signature Financial Group (Cayman) Ltd.
Elizabethan Square, 2nd Floor
George Town, Grand Cayman, BWI

     Re: The Premium Portfolios - Sub-Administrative Services
         Agreement

     Ladies and Gentlemen:

     This letter serves as notice that High Yield Portfolio, U.S. Fixed Income Portfolio, Foreign Fixed Income Portfolio and S&P 500 Index Portfolio (collectively, the "Portfolios") are added to the list of series of The Premium Portfolios to which Signature Financial Group (Cayman) Ltd. ("SFG") renders services as sub-administrator pursuant to the terms of the Sub-Administrative Services Agreement dated as of December 31, 1997 (the "Agreement") between Citibank, N.A. and SFG.

     Please sign below to acknowledge your receipt of this notice adding the Portfolios as beneficiaries under the Agreement.

                                             CITIBANK, N.A.


                                             By: Robert P. Wallace

                                             Title: Vice President


Acknowledgment:

SIGNATURE FINANCIAL
GROUP (CAYMAN) LTD.

By: Philip W. Coolidge

Title: C.E.O.